UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: November 6, 2006

NALCO HOLDINGS LLC

Delaware     333-115560-15    73-1683500
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2006, Nalco Holding Company (the "Company"), parent company of Nalco Holdings LLC, entered into an underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., as sole underwriter (the "Underwriter"), and Nalco LLC, Blackstone Capital Partners IV L.P., Apollo Investment Fund V, L.P. and GS Capital Partners 2000, L.P. (collectively, the "Selling Stockholders"). The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The offering is being made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-130715), as supplemented by the prospectus supplement dated November 2, 2006. The prospectus supplement was filed pursuant to the Selling Stockholders exercising one of their demand rights under the previously filed registration rights agreement. The Underwriting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

Underwriting Agreement, dated as of November 2, 2006, among Nalco Holding Company, Citigroup Global Markets Inc. and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: November 6, 2006